UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 21, 2005, The NASDAQ Stock Market notified Kana Software, Inc. (“KANA”) that the NASDAQ Listing Qualifications Panel has granted KANA’s request for the continued listing of KANA’s common stock on The NASDAQ National Market provided that KANA files its Annual Report on Form 10-K for the year ended December 31, 2004 on or before August 26, 2005 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 on or before September 21, 2005.

KANA’s fifth character “E” will remain appended to the trading symbol pending a determination by the NASDAQ Listing Qualifications Panel that KANA has fully complied with the NASDAQ filing requirements under NASDAQ’s Marketplace Rule 4310(c)(14) and all other requirements for continued listing on The NASDAQ National Market.

As previously reported in KANA’s Current Reports on Form 8-K, KANA is not in compliance with the NASDAQ filing requirements under NASDAQ’s Marketplace Rule 4310(c)(14) due to its failure to file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson
John Thompson
Chief Financial Officer

Date: July 25, 2005